                                                                     EXHIBIT 8-2


                          [BROWN & WOOD LLP LETTERHEAD]





                                October 15, 1998





The Detroit Edison Company
2000 Second Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

        We have acted as special United States tax counsel to The Detroit Edison Company (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $300,000,000 aggregate initial public offering price of its debt securities (the "Debt Securities") and special mandatory purchase right. The Registration Statement includes a prospectus (the "Prospectus") and a prospectus supplement (the "Prospectus Supplement"), which Prospectus Supplement relates to an offering of Quarterly Income Debt Securities ("QUIDS(SM)") (Junior Subordinated Deferrable Interest Debentures) to be offered by the Company. The QUIDS are a series of Debt Securities (as defined in the Prospectus) of the Company, the terms of which are set forth in the Prospectus relating to the Company's registration statement on Form S-3 filed on the date hereof (the "Registration Statement").

        Based upon the terms of the QUIDS and the Debt Securities, respectively, we hereby confirm that the discussions set forth under the captions entitled "United States Federal Income Tax Consequences" in the Prospectus Supplement and "United States Federal Income Tax Considerations" in the Prospectus, except as otherwise stated therein, constitute our opinions as to the material United States Federal income tax considerations of the acquisition, holding and disposition of the QUIDS and the Debt Securities, respectively.

        Our opinions, which are not binding on the Internal Revenue Service, are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the holders of the Debt Securities, including the QUIDS. The opinions expressed in the preceding paragraph are limited to the tax matters specifically discussed under the captions entitled "United States Federal Income Tax Consequences" in the Prospectus Supplement and "United States Federal Income Tax Considerations" in the Prospectus, and we have not been asked to address, nor have we addressed, any other tax considerations relating to the Debt Securities or the QUIDS.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Federal law of the United States. As you are aware, we also are acting as counsel to the underwriters of the proposed QUIDS offering.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to us under the captions "United States Federal Income Tax Consequences," "United States Federal Income Tax Considerations" and "Legal Opinions" in the related Prospectus Supplement and Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,



                                               /s/ Brown & Wood LLP









                                      2